EXHIBIT 17.1



                            FONDELEC GROUP, INC.



                                                               VIA FACSIMILE
                                                                801-532-6060



March 18, 1997





Mr. Lance D'Ambrosio
President & CEO
Transworld Telecommunications, Inc.
102 West 500 South, Suite 320
Salt Lake City, Utah  84101

Dear Lance:

Effective Friday, March 14, I am resigning from the Board of Directors of Transworld Telecommunications, Inc.

Sincerely,

/s/ George Gerpheide

George Sorenson
Chairman





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